UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2024

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furnishings Corporation (the “Company”) held on June 4, 2024, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following seven directors to serve a one-year term on the Company’s Board of Directors by the following vote:

	Votes	Votes	Broker
Director	For	Withheld	Non-votes
W. Christopher Beeler, Jr.	8,021,172	252,342	776,249
Maria C. Duey	8,082,582	190,932	776,249
Paulette Garafalo	8,084,237	189,277	776,249
Christopher L. Henson	8,138,696	134,818	776,249
Jeremy R. Hoff	8,228,139	45,375	776,249
Tonya H. Jackson	8,079,299	194,215	776,249
Ellen C. Taaffe	8,027,423	246,091	776,249

2.	The Company’s shareholders approved the 2024 Amendment and Restatement of the Hooker Furnishings Corporation Stock Incentive Plan by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
6,724,167	1,535,543	13,084	776,249

3.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2025 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
8,779,925	257,061	12,777	-

4.

The Company’s shareholders approved, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting. The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
8,146,080	107,562	19,872	776,249

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION By: /s/ Paul A. Huckfeldt Paul A. Huckfeldt Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: June 10, 2024